The Simply Good Foods Company Announces Stock Repurchase Program

Denver, CO, November 13, 2018 - The Simply Good Foods Company (NASDAQ: SMPL) (“Simply Good Foods,” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, today announced that its Board of Directors has adopted a $50 million stock repurchase program.

The Company will remain focused on organic growth and value enhancing M&A opportunities and intends to continue to prioritize use of its cash for these purposes. The primary goal of the repurchase program is to allow the Company to opportunistically repurchase its shares to reduce its outstanding share count, which recently increased due to the exercise of a significant portion of the Company’s public warrants prior to their call for redemption by the Company. The Company continues to generate steady cash flow and has a strong balance sheet. The Company’s cash balance has more than doubled since the Company’s fiscal year-end to about $240 million as of the fiscal month ended October 20, 2018, in large part due to proceeds received from the cash exercise of nearly 9.9 million public warrants in September and October prior to the Company’s announcement of its public warrant redemption.

“This stock repurchase program reflects our confidence in Simply Good Foods marketplace position and long-term growth potential," said Todd E. Cunfer, Chief Financial Officer. "We retain the financial flexibility to invest in our business and participate in M&A opportunities that should result in long-term shareholder value.”

Under the stock repurchase program, the Company may repurchase shares from time to time in the open market or in privately negotiated transactions. The Company anticipates that initial repurchases, if any, under the stock repurchase program will not occur until 2019. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The timing, volume and nature of stock repurchases, if any, will be at the Company’s sole discretion and will be dependent on market conditions, applicable securities laws, and other factors. The stock repurchase program may be suspended or discontinued at any time.

About The Simply Good Foods Company
The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a highly-focused food company with a product portfolio consisting primarily of nutrition bars, ready-to-drink shakes, snacks and confectionery products marketed under the Atkins®, SimplyProtein®, Atkins Endulge®, and Atkins Harvest Trail brand names. Simply Good Foods is poised to expand its wellness platform through innovation and organic growth along with investment opportunities in the snacking space and broader food category. Over time, Simply Good Foods aspires to become a portfolio of brands that bring simple goodness, happiness and positive experiences to consumers and their families. For more information, please visit https://www.thesimplygoodfoodscompany.com.

Forward Looking Statements
Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “aspire”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding future plans for the Company, the estimated or anticipated future results and benefits of the Company’s future plans and operations, future opportunities for the Company, future stock repurchase timing and intentions, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which the Company operates including general financial, economic, regulatory and political conditions affecting the industry in which the Company operates; changes in consumer preferences and purchasing habits; the impact of the Tax Act on the Company's business; changes in taxes, tariffs, duties, governmental laws and regulations; the availability of or competition for other brands, assets or other opportunities for investment by the Company or to expand the Company’s business; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Investor Contact
Mark Pogharian
Vice President, Investor Relations, Treasury and Business Development
The Simply Good Foods Company
717-307-8197
mpogharian@thesimplygoodfoodscompany.com